APEX

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference  to our firm under the caption  "Independent  Auditors"  and to the  incorporation  by reference in this Registration  Statement (Form S-2 No.  333-55608) of our report dated February 2, 2001,  included in the Annual Report on Form 10-K of American  Skandia Life Assurance  Corporation  for the year ended December 31,
2000  appearing in the  Prospectus,  and to the use of our report dated  February 2, 2001 on American  Skandia Life
Assurance  Corporation  Variable  Account  B - Class 1 for the year  ended  December  31,  2000,  appearing  in the
Statement of Additional Information, which are part of this Registration Statement.

                                                                       /s/ Ernst & Young LLP

Hartford, Connecticut
April 25, 2001